September 10, 2002




U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549


Re:	Avanir Pharmaceuticals Power of Attorney

Ladies and Gentlemen:

	I hereby appoint Gerald J. Yakatan, Ph.D., President and
Chief Executive Officer of Avanir Pharmaceuticals, to act as
Power of Attorney and to file on my behalf Forms 4 and 5, reporting my transactions of Avanir Pharmaceuticals, pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

	This Power of Attorney will remain in effect until further notice, in writing, from me, to this regard.

Sincerely,

/s/ Gregory P. Hanson

Gregory P. Hanson
Vice President, Finance and Chief Financial Officer